UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2017

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced in the Current Report on Form 8-K filed by Noodles & Company (the “Company”) on March 28, 2017, Ms. Johanna Murphy informed the Company’s board of directors (the “Board”) that she would not stand for re-election as a Class I director at the Company’s 2017 Annual Meeting of Stockholders, which is when her current term expires. In connection with the expiration of Ms. Murphy’s current term at the Company’s 2017 Annual Meeting of Stockholders, the Board nominated Mr. Robert Hartnett to stand for election as a Class I director at the Company’s 2017 Annual Meeting of Stockholders. As a result, on April 7, 2017, Mr. Hartnett notified the Board of his intention to resign as a Class III director, effective and contingent upon his election at the Company’s 2017 Annual Meeting of Stockholders as a Class I director. Mr. Hartnett’s decision to resign as a Class III director is solely to facilitate his election as a Class I director at the Company’s 2017 Annual Meeting of Stockholders in accordance with the Company’s governing documents and is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ PAUL A. STRASEN
Name:	Paul A. Strasen
Title:	Executive Vice President, General Counsel & Secretary

DATED: April 10, 2017